EXHIBIT 23.1





                        CONSENT OF INDEPENDENT ACCOUNTANTS



                        We hereby consent to the incorporation by reference in
                the Registration Statements on Form S-8 (Nos. 33-79720, 33-79722, 33-79772, 33-94772, 33-94768, 333-05613, 333- 05615)
                of HMSR Inc. of our report dated March 20, 2001, except as to information presented in Note Q which is as of May 29, 2001, relating to the financial statements which appears in this Amended Annual Report on Form 10-K/A2.


                                                /s/ PricewaterhouseCoopers LLP




                PricewaterhouseCoopers LLP
                Boston, Massachusetts
                January 18, 2002